UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report:
(Date of earliest event reported)
October 9, 2006

PIER 1 IMPORTS, INC.
(Exact name of registrant as specified in charter)

Delaware	1-7832	75-1729843
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
100 Pier 1 Place
Fort Worth, Texas 76102
(Address of principal executive offices and zip code)
(817) 252-8000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement
     Pier 1 Imports, Inc. (the “Company”) has amended and restated its Benefit Restoration Plan (amended and restated into two portions: the Pier 1 Benefit Restoration Plan I and the Pier 1 Benefit Restoration Plan II) and 1999 Stock Plan and restated its Supplemental Executive Retirement Plan and Supplemental Retirement Plan (collectively, the “Plans”) to comply with Section 409A of the Internal Revenue Code of 1986, as amended.
     A copy of each of the Plans, as amended and/or restated, is included as an exhibit to this Report on Form 8-K.
     Additionally, the Company has amended the Supplemental Retirement Plan by amending the definition of Actuarial Equivalent. A copy of the amendment is filed as an exhibit to this report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
Exhibit 10.1     Benefit Restoration Plan I, as amended and restated effective January 1, 2005.
Exhibit 10.2     Benefit Restoration Plan II, as amended and restated effective January 1, 2005.
Exhibit 10.3     1999 Stock Plan, as amended and restated December 31, 2004.
Exhibit 10.4     Supplemental Executive Retirement Plan, as restated January 1, 2005.
Exhibit 10.5     Supplemental Retirement Plan, as restated January 1, 2005.
Exhibit 10.6     Amendment No. 1 to the Supplemental Retirement Plan, as restated January 1, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIER 1 IMPORTS, INC.
Date: October 12, 2006	By:	/s/ Michael A. Carter
Michael A. Carter, Senior Vice President and
General Counsel